                                                                    Exhibit 4.2

                              FORM OF MANDATORILY
                              EXERCISABLE COMMON
                            STOCK WARRANT AGREEMENT
                  Void after 5:00 p.m. Atlanta, Georgia Time,
                             on ___________________


             Warrant to Purchase ___________ Shares of Common Stock


THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT (collectively, the "Securities") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (the "Act") AND MAY NOT BE SOLD OR TRANSFERRED, UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE.

                       _________________________________

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                             IXL ENTERPRISES, INC.

                             a Delaware Corporation

     This is to certify that, FOR VALUE RECEIVED, ______________________ ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from IXL Enterprises, Inc., a Delaware Corporation (the "Company"), _____________ (____) fully paid, validly issued and non-assessable Shares of Class B common stock, $0.01 par value, of the Company (the "Common Stock") at any time through and including ____________ ("Exercise Period"). The Warrant Exercise Price shall be $___ for each share of Common Stock. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of common stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

     1.  Conditions of Exercise.  This Warrant, subject to the provisions
         ----------------------
hereof, may be exercised in whole or in part at any time by Holder during the Exercise Period, if Holder:

     (a) presents and surrenders this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto (the "Purchase Form"), duly executed and accompanied by payment in full of the Exercise Price for the number of Warrant Shares specified in such Purchase form (unless Holder elects a Cashless Exercise in accordance with Section 2(c) hereof);

     (b)  executes and delivers to the Company an Agreement To Be Bound, substantially in the form of EXHIBIT "A" attached hereto and made a
                                       -----------
          part hereof, evidencing Holder's agreement to become a party to, and become bound by the terms and conditions of, that certain Second Amended and Restated Stockholders' Agreement among the stockholders of the Company, dated as of December 17, 1997, as amended, as the same may be amended from time to time (the "Stockholders' Agreement"); and

     (c)  executes and delivers to the Company an Agreement To Be Bound, substantially in the form of EXHIBIT "B" attached hereto and made a
                                       -----------
          part hereof, evidencing Holder's agreement to become a party to, and become bound by the terms and conditions of, that certain Registration Rights Agreement among the stockholders of the Company, dated as of April 30, 1996, as the same may be amended from time to time (the "Registration Rights Agreement").

  In addition to the foregoing, if an exercise occurs in connection with a Company Transaction (as defined in Section 11 hereof), Holder shall execute and deliver to the Company any documents or instruments that may be reasonably requested by the Company or any holder of Common Stock to evidence Holder's participation in the Company Transaction by selling those Warrant Shares required to be sold by Holder under the terms and conditions of Section 2.2 or
2.3 of the Stockholders' Agreement, as applicable.

  The Company shall not be obligated to honor or accept any attempted exercise by Holder in which Holder fails, for any reason whatsoever, to comply with any of the conditions of exercise set forth in this Section 1, including, without limitation, the inability of Holder to make truthfully the representations required to be made by Holder in the Purchase Form. In event of such failure to comply, the Company promptly shall provide written notice of such failure to Holder, specifying in reasonable detail the cause of such failure.

  2.  Delivery of Stock Certificates; Partial Exercise; Cashless Exercise.
      -------------------------------------------------------------------

     (a) As soon as reasonably practicable after each valid exercise of the Warrant, but not later than three (3) business days from the date of such exercise, the Company shall issue and deliver to Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of Holder or its designee. The Common Stock and any Warrants issued in exchange for this Warrant shall be issued with such restrictive legends as are required by the Act or the Regulations thereunder, and by the Stockholders' Agreement.

     (b) If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder.

     (c) At the election of Holder, in lieu of paying the Exercise Price in cash, this Warrant may be exercised by reducing the number of shares of Common Stock received upon such exercise (a "Cashless Exercise"). The number of shares of Common Stock received upon a Cashless Exercise shall be determined based on the formula:

                                          N =      E
                                              -----------
                                                  FMV

     where:

          N    =       the number of Warrant Shares received upon a Cashless
                    Exercise

          E    =       the aggregate Exercise Price for the number of Warrants
                    being exercised that would have been paid without the Cashless Exercise

          FMV  =       the per share Fair Market Value (as such term is defined
                    in the Stockholders' Agreement) of the Common Stock as of the date of exercise; provided, however, that if exercise occurs in connection with a Mandatory Exercise Transaction, the Fair Market Value shall be equal to the consideration paid for the Common Stock in connection with such Mandatory Exercise Transaction (which, in the case of a public offering of the Common Stock, shall be the offering price thereof)

     (d) Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, accompanied by payment of the Exercise Price (unless Holder elects to exercise this Warrant in accordance with subsection (c) above) and any other documents or instruments required hereunder for a valid exercise of this Warrant, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to Holder.

  3.  Reservation of Shares.  The Company shall at all times reserve for
      ---------------------
issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

  4.  Fractional Shares.  No fractional shares or script representing fractional
      -----------------
shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to Holder an amount in cash equal to such fraction multiplied by the current market value of a share, as reasonably determined by the Company.

  5.  Exchange, Transfer, Assignment or Loss of Warrant.  This Warrant is
      -------------------------------------------------
exchangeable, without expense, at the option of Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. In addition, upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone. Notwithstanding any implication to the contrary contained herein, this Warrant may not be transferred by Holder prior to exercise, and any attempt to transfer this Warrant shall be void and of no force and effect. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

  6.  Rights of Holder.  Except as expressly provided to the contrary in the
      ----------------
Stockholders' Agreement, Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

  7.  Anti-Dilution Provisions.  The Exercise Price in effect at any time and
      ------------------------
the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (a) In case the Company shall (i) declare a stock dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding share of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of shares purchasable upon exercise of this Warrant (the "Warrant Number") shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     (c) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted Warrant Number to be mailed to Holder, at Holder's last address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 7, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (d) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, Holder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (a) above.

     (e) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

     (f) In addition to the foregoing, if the Company distributes any rights, options or warrants (whether or not immediately exercisable) to all holders of the Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Fair Market Value (as determined under the Stockholders' Agreement) per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the formula:

                             W' = W x         O + N
                                          --------------
                                          O + (N x P)/M

     where:

               W'    =      the adjusted Warrant Number.

               W     =      the Warrant Number immediately prior to the record
                            date for any such distribution.

               O     =      the number of shares of Common Stock outstanding
                            on the record date for any such distribution.

               N     =      the number of additional shares of Common Stock
                            issuable upon exercise of such rights, options or warrants.

               P     =      the exercise price per share of such rights, options
                            or warrants.

               M     =      the Fair Market Value per share of Common
                            Stock on the record date for any such distribution.

               The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

  8.  Officer's Certificate.  Whenever the Exercise Price or the Warrant Number
      ---------------------
shall be adjusted as required by the provisions of Section 7, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by Holder and the Company shall forthwith, after each such adjustment, mail a copy by certified mail of such certificate to Holder.

  9.  Notices to Warrant Holders.  So long as this Warrant shall be outstanding,
      --------------------------
(a) if the Company shall pay any dividend or make any distribution upon the Common Stock or (b) if the Company shall offer to all the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (c) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale of all or substantially all of the property and assets of the Company to another corporation or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up is to take place and date, if any is to be fixed, as of which the holders of the Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Notwithstanding the above, the failure to give such notice shall not affect the validity of any transaction for which the notice was required to be given.

  10.  Reclassifications or Reorganizations.  In case of any reclassification,
       ------------------------------------
capital reorganization or other change of outstanding shares of Common Stock of the Company that does not constitute a Mandatory Exercise Transaction as defined in Section 11 hereinbelow (a "Conversion Transaction"), the Company shall, as a condition precedent to any such Conversion Transaction, cause effective provisions to be made so that Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon the consummation of such Conversion Transaction by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Conversion

Transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 10 shall similarly apply to successive Conversion Transactions. In the event that in connection with any such Conversion Transaction any shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (a) of
Section 7 hereof. Notwithstanding any implication to the contrary, any transaction that constitutes a Mandatory Exercise Transaction under Section 11 hereof shall not be deemed to constitute a Conversion Transaction.

  11.  Mandatory Exercise of Warrant Rights.  So long as this Warrant shall be
       ------------------------------------
outstanding, if the Company proposes to enter into a Mandatory Exercise Transaction (as hereinafter defined), then in any such case, the Company shall cause to be mailed by certified mail to Holder, at least twenty (20) days prior to the date such proposed Mandatory Exercise Transaction is to be effectuated, a notice containing (a) a brief description of the proposed Mandatory Exercise Transaction; and (b) the date upon which such proposed Mandatory Exercise Transaction is to take place. Any such notice delivered under this Section 11 shall be deemed to satisfy the notice requirements of Section 9 hereof. The failure to give such notice, however, shall not affect the validity of any proposed Mandatory Exercise Transaction for which the notice was required to be given. During the period beginning on the date of Holder's receipt of such notice and ending on the date which is five (5) days prior to the date upon which such proposed Mandatory Exercise Transaction is to take place, as set forth in the notice (the "Mandatory Exercise Period"), Holder must exercise his right, in accordance with the applicable conditions of exercise set forth in
Section 1 hereof, to purchase all of the Warrant Shares which Holder is entitled to purchase hereunder. If Holder fails to so exercise such right within the Mandatory Exercise Period, this Warrant shall immediately become canceled, null and void, and of no further legal force or effect. For purposes hereof, a "Mandatory Exercise Transaction" shall mean any of the following:

     (a) any merger or consolidation of the Company with or into any corporation or other entity that is not a wholly-owned subsidiary of the Company, other than a merger in which the Company or a wholly-owned subsidiary of the Company is the surviving corporation;

     (b) any sale or disposition of all or substantially all of the assets of the Company to a person or entity other than a wholly-owned subsidiary of the Company;

     (c)  any transaction involving (i) the Drag Along Rights set forth in
          Section 2.2 of the Stockholders' Agreement, or (ii) a Sale of the Company in accordance with Section 2.3 of the Stockholders' Agreement (either, a " Company Transaction");

     (d) any transaction where Holder elects to exercise his Tag Along rights set forth in Section 2.1 of the Stockholders' Agreement; or

     (e)  any public offering by the Company of Common Stock.

    12.  Registration Rights.  Upon exercise of this Warrant, Holder shall be
         -------------------
entitled to all of the rights set forth in the Registration Rights Agreement.

    13.  Non-Callable Warrant.  This Warrant may not be called by the Company at
         --------------------
any time.

    14.  Representations of Holder.  By accepting delivery of this Warrant, the
         -------------------------
Holder hereby represents, warrants and covenants as follows:

     (a) Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     (b) Holder is acquiring the Warrant Shares solely for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof. Holder acknowledges and agrees that (i) this Warrant is not transferable, and (ii) he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Warrant Shares (or solicit any offers to buy, purchase or other acquire or take a pledge of any such Warrant Shares) except in compliance with the Securities Act and the rules and regulations thereunder, other applicable laws, rules and regulations, and the Stockholders' Agreement.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed the undersigned, as of the date set forth below.


                              IXL ENTERPRISES, INC., a Delaware corporation


Date:______________________                   By:___________________________
                                                 Name:
                                                 Title:

                                 PURCHASE FORM
                (to be executed only upon exercise of Warrant)

                           Dated:  _________________

   The undersigned hereby (i) irrevocably elects to exercise the within Warrant to the extent of purchasing _____________ (______) shares of the Common Stock (the "Warrant Shares") on the terms and conditions specified in this Warrant;
(ii) surrenders this Warrant; and (iii) directs that the Warrant Shares be registered or placed in the name of Holder and at the address specified below and delivered thereto.

The undersigned, by its exercise of this Warrant, acknowledges, represents to and agrees with the Company as follows:

(1) The undersigned represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

(2) The undersigned further represents that he is acquiring the Warrant Shares solely for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof. The undersigned agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Warrant Shares (or solicit any offers to buy, purchase or other acquire or take a pledge of any such Warrant Shares) except in compliance with the Securities Act and the rules and regulations thereunder, other applicable laws, rules and regulations, and the Stockholders' Agreement.

(3) The undersigned further represents that (A) he has received the Confidential Memorandum dated _____________, 1997 (the "Memorandum"); (B) he has carefully examined the Memorandum, and has had an opportunity to ask questions of, and receive answers from, representatives of the Company, and to obtain additional information concerning the Company; and (C) he does not require additional information regarding the Company in connection with the Warrant Shares.

(4) The undersigned acknowledges that the Company reserves the right prior to any offer, sale or other transfer pursuant to an exemption from the registration requirements of the federal and state securities laws to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company of the applicability and effectiveness of such exemptions.

                     - SIGNATURES ON THE FOLLOWING PAGE -

IN WITNESS WHEREOF, this Purchase Form has been executed and delivered by Holder as of the date first above written.


Name of Holder:        ________________________________________
                       (Please type or print in block letters)

Address of Holder:     ________________________________________

                       ________________________________________

                       ________________________________________


Signature of Holder:   ________________________________________

                                 EXHIBIT "A"
                                 -----------

                             AGREEMENT TO BE BOUND

    The undersigned hereby joins in and signifies adoption of and agreement to be bound, as a Stockholder, by the terms and conditions of _________________________, dated _____________, and all amendments thereto (the
"Stockholders' Agreement"), and authorizes the attachment of this signature page to a duplicate original of the Stockholders' Agreement.

    The undersigned acknowledges receipt of a copy of the Stockholders' Agreement. The undersigned acknowledges that he has read the Stockholders' Agreement and understands that by signing this document, he shall thereby assume all of the duties and obligations of a Stockholder thereunder.

    Capitalized terms herein have the meanings set forth in the Stockholders' Agreement.


Date:_____________                ________________________________________
                                  (Signature)

Number of Shares held:

______________________            ________________________________________
                                  (Name)


                                  _________________________________________

                                  _________________________________________

                                  _________________________________________
                                  (Address)

                                  EXHIBIT "B"
                                  -----------

            AGREEMENT TO BE BOUND TO REGISTRATION RIGHTS AGREEMENT

  THIS AGREEMENT TO BE BOUND BY REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of _______________, ____ between IXL ENTERPRISES, INC., a Delaware corporation (the "Company"), Kelso Investment Associates V, L.P., a Delaware limited partnership ("Majority Shareholder") and _______________ ("Holder").

                                 RECITALS
                                 --------

  A. The Company has entered into a Registration Rights Agreement, dated as of April 30, 1996 among the Company and certain other parties, a copy of which is attached hereto and incorporated herein as Exhibit "A" (the "Registration Rights
                                           -----------
Agreement"), which addresses the registration of Registrable Securities.

  B. The Company has agreed to issue warrants to purchase an aggregate of _____ shares of validly issued, fully paid and nonassessable Class B Common Stock of the Company, $.01 par value (the "IXL Stock"), valued at $_______ per share as of the date hereof to Holder contemporaneously herewith pursuant to an Agreement and Plan of Merger dated of even date herewith (the "Agreement of Merger") by and among the Company, IXL MERGER CORP. III, INC., a Delaware corporation, or its successors or assigns ("Sub"), BOXTOP INTERACTIVE, INC., a California corporation ("BII"), and the shareholders of BII listed on the signature page thereto.

  C. The Company and Holder Shareholders desire to make Holder a party to the Registration Rights Agreement.

  In consideration of the parties entering into the agreements and carrying out the transactions described in the Registration Rights Agreement, and for other good and valuable consideration, the parties agree as follows:

  1.  Agreement by Holder.  Holder hereby accepts and agrees to be bound by all
      -------------------
of the terms and conditions of the Registration Rights Agreement, as if he or she were an original party thereto. Holder further covenants and agrees that he will comply with all of the terms and conditions of the Registration Rights Agreement, as if he were an original party thereto.

  2.  Agreement by Company.  The Company hereby accepts Holder as a party to the
      --------------------
Registration Rights Agreement as if Holder were original an party thereto. The Company further covenants and agrees that it will treat Holder as if he were original party to the Registration Rights Agreement, affording Holder all applicable rights and privileges thereunder. The Company represents and warrants that the Registration Rights Agreement attached hereto as Exhibit "A"
                                                                   -----------
is a true and correct copy of the Registration Rights Agreement.

  3.  Consent by Majority Shareholder.  The Majority Shareholder hereby consents
      -------------------------------
to this Agreement to be Bound to Registration Rights Agreement.

  4.  Holder Deemed a Party.  Holder is hereby deemed to be a party to the
      ---------------------
Registration Rights Agreement as if originally named therein.

  5.  Definitions.  Unless otherwise indicated, each capitalized term used
      -----------
herein shall have the meaning specified in the Registration Rights Agreement.



                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                                    IXL ENTERPRISES, INC.


                                    By:_________________________________
                                       Name:
                                       Title:


                                    HOLDER


Date:____________________           ____________________________________
                                                 (Signature)

Number of Shares held:

__________________                  ____________________________________
                                                   (Name)


                                    ____________________________________

                                    ____________________________________

                                    ____________________________________
                                    (Address)


Agreed and consented to
this ___ day of ___________, ____

KELSO INVESTMENT ASSOCIATES V, L.P.


By:______________________________

Title:___________________________